As filed with the Securities and Exchange Commission on July 14, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of

the Securities Exchange Act of 1934

TRIPLEPOINT VENTURE GROWTH BDC CORP.

(Exact name of registrant as specified in its charter)

Maryland	46-3082016
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2755 Sand Hill Road, Suite 150
Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-204933

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.75% Notes due 2022	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered

This Form 8-A is being filed in connection with TriplePoint Venture Growth BDC Corp.’s, a Maryland corporation (the “Registrant”), offering of its 5.75% Notes due 2022 (the “Notes”). The Notes are expected to be listed on the The New York Stock Exchange and to trade thereon within 30 days of the original issue date under the trading symbol “TPVY.” As of July 14, 2017, the Registrant has sold and issued $65,000,000 in aggregate principal amount of the Notes and granted an overallotment option of up to $9,750,000 in aggregate principal amount of the Notes.

The description of the Notes is incorporated herein by reference to (i) the information set forth under the heading “Description of Our Debt Securities” in the Registrant’s prospectus included in Post-Effective Amendment No. 5 to its Registration Statement on Form N-2 (Registration No. 333-204933) as filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2017 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information under the headings “Summary of the Specific Terms of The Notes and the Offering” and “Description of The Notes” in the Registrant’s prospectus supplement as filed with the SEC on July 12, 2017 pursuant to Rule 497 under the Securities Act. The foregoing prospectus and prospectus supplement are incorporated herein by reference.

Item 2.	Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are incorporated by reference to this Registration Statement:

Number	Exhibit

1	Indenture, dated July 31, 2015 (Filed as Exhibit 1 to the Registrant’s Form 8-A (File No. 001-36328), as filed on August 4, 2015 with the SEC, and incorporated herein by reference).

2	Second Supplemental Indenture relating to the 5.75% Notes due 2022, by and between the Registrant and U.S. National Bank Association, as trustee (Filed as Exhibit d(6) to the Registrant’s Post-Effective Amendment No. 6 to its Registration Statement on Form N-2 (File No. 333-204933), as filed on July 14, 2017 with the SEC, and incorporated herein by reference).

3	Form of Global Note with respect to the 5.75% Notes due 2022 (Filed as Exhibit d(7) to the Registrant’s Post-Effective Amendment No. 6 to its Registration Statement on Form N-2 (File No. 333-204933), as filed on July 14, 2017 with the SEC, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 14, 2017

TRIPLEPOINT VENTURE GROWTH BDC CORP.

By:	/s/ Sajal K. Srivastava
Name:	Sajal K. Srivastava
Title:	President

EXHIBIT INDEX

Number	Exhibit

1	Indenture, dated July 31, 2015 (Filed as Exhibit 1 to the Registrant’s Form 8-A (File No. 001-36328), as filed on August 4, 2015 with the SEC, and incorporated herein by reference).

2	Second Supplemental Indenture relating to the 5.75% Notes due 2022, by and between the Registrant and U.S. National Bank Association, as trustee (Filed as Exhibit d(6) to the Registrant’s Post-Effective Amendment No. 6 to its Registration Statement on Form N-2 (File No. 333-204933), as filed on July 14, 2017 with the SEC, and incorporated herein by reference).

3	Form of Global Note with respect to the 5.75% Notes due 2022 (Filed as Exhibit d(7) to the Registrant’s Post-Effective Amendment No. 6 to its Registration Statement on Form N-2 (File No. 333-204933), as filed on July 14, 2017 with the SEC, and incorporated herein by reference).

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